UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (415) 382-8111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the "Annual Meeting") of Raptor Pharmaceutical Corp. (the "Company") was held on May 24, 2012.  The total number of shares voted in person or by proxy was 25,956,736 out of 48,473,040 (53.54%) shares issued and outstanding on the record date of February 17, 2012.  The following items were submitted for stockholder vote at the Annual Meeting:

Proposal 1

The following directors were nominated to our board of directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified:

Name of nominee	Number of shares voted FOR	Number of shares WITHHELD	Broker non-votes
Christopher M. Starr, Ph.D.	24,539,541	63,208	1,353,987
Raymond W. Anderson	24,539,336	63,413	1,353,987
Suzanne L. Bruhn, Ph.D.	24,540,199	62,550	1,353,987
Richard L. Franklin, M.D., Ph.D.	24,519,041	83,708	1,353,987
Llew Keltner, M.D., Ph.D.	24,458,712	144,037	1,353,987
Erich Sager	24,527,835	74,914	1,353,987
Vijay B. Samant	24,518,774	83,975	1,353,987
Timothy P. Walbert	24,433,686	169,063	1,353,987

Proposal 2

A proposal to approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Company's proxy statement.

Number of shares voted FOR: 24,517,924
Number of shares voted AGAINST: 70,070
Number of shares ABSTAINING: 14,755
Broker non-votes: 1,353,987

Proposal 3

A proposal to vote, on an advisory basis, on the frequency of stockholder votes on the compensation of the Company's named executive officers.

One Year: 23,173,646
Two Years: 15,289
Three Years: 1,349,988
Number of shares ABSTAINING: 63,826
Broker non-votes: 1,353,987

Proposal 4

A proposal to ratify the appointment by the audit committee of our board of directors of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending August 31, 2012.

Number of shares voted FOR: 25,925,866
Number of shares voted AGAINST: 28,381
Number of shares ABSTAINING: 2,489
Broker non-votes: none

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RAPTOR PHARMACEUTICAL CORP.
Date: May 24, 2012	By: /s/ Kim R. Tsuchimoto Name: Kim R. Tsuchimoto Title: Chief Financial Officer, Treasurer and Secretary